Exhibit 4.3

AMENDMENT NO. 2

TO THE

RIGHTS AGREEMENT

dated as of

January 4, 2010

between

MF GLOBAL LTD.

and

Computershare Trust Company, N.A.

AMENDMENT NO. 2 TO THE RIGHTS AGREEMENT

AMENDMENT NO. 2 TO THE RIGHTS AGREEMENT, dated as of January 4, 2010 (this “Amendment”), between MF Global Ltd., a Bermuda company and, upon changing its place of incorporation from Bermuda to the State of Delaware, MF Global Holdings Ltd., a Delaware corporation (said Bermuda company and, upon such change, said Delaware corporation, the “Company”), and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agent”), amends the Rights Agreement, dated July 9, 2007, as previously amended by Amendment No. 1 to the Rights Agreement, dated May 20, 2008 (said agreement as previously so amended, the “Agreement”) and confirms the effect of certain provisions of the Agreement.

WITNESSETH:

WHEREAS, in compliance with applicable law, the Company desires to change its jurisdiction of incorporation from Bermuda to the State of Delaware (the “Domestication”) and, upon completion of the Domestication (the date and time of the effectiveness of the Domestication shall be referred to herein as the “Effective Time”), change its legal name from MF Global Ltd. to MF Global Holdings Ltd.;

WHEREAS, Section 5.4 of the Agreement permits the Agreement to be amended by a written agreement executed by the Company and the Rights Agent; and

WHEREAS, the Company and the Rights Agent desire to amend the Agreement to reflect the Domestication on the terms and conditions set forth below.

NOW THEREFORE, in consideration of the premises and the respective agreements set forth herein, the Agreement is hereby amended as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATIONS

1.1 Capitalized terms used in this Amendment shall have the meanings given to such terms in the Agreement, except to the extent otherwise provided herein. As used in this Amendment, the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Amendment as a whole and not to any particular article, section or other subdivision of this instrument.

ARTICLE II

AMENDMENTS TO THE RIGHTS AGREEMENT

2.1 Company. At and after the Effective Time, the definition of “Company” contained in the recitals to, and any reference to MF Global Ltd. in, the Agreement shall mean MF Global Holdings Ltd., a Delaware corporation (herein called “MFG Delaware”).

2.2 Common Shares. At and after the Effective Time, the definition of “Common Shares” contained in Section 1.1 of the Agreement shall mean the shares of common stock, par value $1.00 per share, of MFG Delaware.

2.3 Bye-laws. At and after the Effective Time, references to the “Bye-laws” of the Company in the Agreement shall mean the certificate of incorporation and by-laws of MFG Delaware.

2.4 Register of Members. At and after the Effective Time, references to the “register of members” in the Agreement shall mean the register of stockholders of MFG Delaware.

2.5 Series A Preference Shares. At and after the Effective Time, references to the “Series A Preference Shares” in the Agreement (see Amendment No. 1 to the Rights Agreement, dated May 20, 2008) shall mean the 6% Cumulative Convertible Preferred Stock, Series A, par value $1.00 per share, of MFG Delaware (as such series may be amended from time to time).

2.6 Exhibit A. At and after the Effective Time, Exhibit A to the Agreement shall be amended and restated so as to read in its entirety as set forth in Exhibit A hereto.

2.7 Exhibit B. At and after the Effective Time, Exhibit B to the Agreement shall be deleted in its entirety from, and no longer be part of, the Agreement and the absence of Exhibit B or any deed of covenant contemplated thereby shall have no effect on the rights of any holders of Rights, or on the obligations of the Company, under the Agreement.

2.8 Bermuda Law. At and after the Effective Time, references in the Agreement to Bermuda law, including the Companies Act 1981 of Bermuda, shall mean the law of the State of Delaware, including the General Corporation Law, as applicable.

2.9 Governing Law. At and after the Effective Time, Section 5.17 of the Agreement be amended and restated so as to read in its entirety as follows:

“THIS AGREEMENT AND EACH RIGHT ISSUED HEREUNDER SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF DELAWARE AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH SUCH LAWS APPLICABLE TO CONTRACTS TO BE MADE AND PERFORMED ENTIRELY WITHIN SUCH JURISDICTION. THE COMPANY AND EACH HOLDER OF RIGHTS HEREBY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE FOR PURPOSES OF ANY PROCEEDING SEEKING TO ENFORCE ANY PROVISION OF, OR BASED ON ANY MATTER ARISING OUT OF OR IN CONNECTION WITH, THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND THE COMPANY AND EACH HOLDER OF RIGHTS HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS (AND THE APPROPRIATE APPELLATE COURTS THEREFROM IN ANY SUCH PROCEEDING) AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING VENUE OF ANY SUCH PROCEEDING IN ANY SUCH COURT OR THAT ANY SUCH PROCEEDING WHICH IS BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.”

ARTICLE III

CONTINUITY

3.1 Continuity. The provisions of the Agreement shall, as amended hereby, continue in full force and effect and, at the Effective Time, the Agreement, as amended hereby, shall become a binding agreement of MFG Delaware, enforceable against MFG Delaware in accordance with its terms.

ARTICLE IV

MISCELLANEOUS

4.1 Incorporation of Terms. The provisions of Section 5.10 (Notices), Section 5.13 (Successors), Section 5.16 (Descriptive Headings; Section References), Section 5.17 (Governing Law), Section 5.18 (Counterparts), and Section 5.19 (Severability), in each case as amended hereby, shall be incorporated into this Amendment as if set out in full herein and as if references to “this Agreement” in such provisions are references to this Amendment.

4.2 Effective Time. This Amendment shall not become effective unless and until, and shall become effective when, the Effective Time occurs. MFG Delaware shall provide the Rights Agent with notice of the occurrence of the Effective Time promptly thereafter.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

MF GLOBAL LTD.

By	/s/ Jacqueline M. Giammarco
	Name:	Jacqueline M. Giammarco
	Title:	Secretary

Computershare Trust Company, N.A.

By	/s/ Dennis V. Moccia
	Name:	Dennis V. Moccia
	Title:	Manager, Contract Administration

EXHIBIT A

[Form of Rights Certificate]

Certificate No. W-              Rights

THE RIGHTS ARE SUBJECT TO REDEMPTION OR MANDATORY EXCHANGE, AT THE OPTION OF THE COMPANY, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. TO THE EXTENT PERMITTED BY APPLICABLE LAW, RIGHTS BENEFICIALLY OWNED BY ACQUIRING PERSONS OR AFFILIATES OR ASSOCIATES THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR TRANSFEREES OF ANY OF THE FOREGOING WILL BE VOID.

Rights Certificate

MF GLOBAL HOLDINGS LTD.

This certifies that                         , or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of July 9, 2007 (as amended from time to time, the “Rights Agreement”), between MF Global Holdings Ltd., a Delaware corporation and, formerly, an exempted company incorporated under the laws of Bermuda known as MF Global Ltd. (the “Company”), and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agent”, which term shall include any successor Rights Agent under the Rights Agreement), to purchase from the Company at any time after the Distribution Time (as such term is defined in the Rights Agreement) and prior to the Expiration Time (as such term is defined in the Rights Agreement), one fully paid share of common stock, par value $1.00 per share (the “Common Shares”), of the Company (subject to adjustment as provided in the Rights Agreement) at the Exercise Price referred to below, upon presentation and surrender of this Rights Certificate with the Form of Election to Exercise duly executed at the principal office of the Rights Agent in New York City. The Exercise Price shall initially be $• per Right and shall be subject to adjustment in certain events as provided in the Rights Agreement.

In certain circumstances described in the Rights Agreement, the Rights evidenced hereby may entitle the registered holder thereof to purchase securities of an entity other than the Company or securities or assets of the Company other than Common Shares, all as provided in the Rights Agreement.

This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the principal office of the Company and are available without cost upon written request.

This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor evidencing an aggregate number of Rights equal to the aggregate number of Rights evidenced by the Rights Certificate or Rights Certificates surrendered. If this Rights Certificate shall be exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, each Right evidenced by this Certificate may be (a) redeemed by the Company under certain circumstances, at its option, at a redemption price of $0.01 per Right or (b) exchanged by the Company under certain circumstances, at its option, for one Common Share per Right (or, in certain cases, other securities or assets of the Company), subject in each case to adjustment in certain events as provided in the Rights Agreement.

No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose to be the holder of any securities which may at any time be issuable on the exercise or exchange hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by this Rights Certificate shall have been exercised or exchanged as provided in the Rights Agreement.

Exhibit A-2

This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company.

Date:

MF GLOBAL HOLDINGS LTD.

By:
Secretary

Countersigned:

COMPUTERSHARE TRUST COMPANY, N.A.

By:
Authorized Signature

Exhibit A-3